UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		March 16, 2015

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 220, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 229-5151
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2015, Coyote Creek Mining Company, L.L.C. (“CCMC”), an indirect subsidiary of NACCO Industries, Inc. (the “Company”), entered into a Second Amendment to Lignite Sales Agreement dated as of March 16, 2015 (the “Second Amendment”) with Otter Tail Power Company (“OTP”), a wholly owned subsidiary of Otter Tail Corporation, and OTP’s co-owners in the Coyote Station baseload generation plant, Northern Municipal Power Agency, Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc. and NorthWestern Corporation (collectively with OTP, the “Co-owners”). The Second Amendment amends the Lignite Sales Agreement dated as of October 10, 2012 (the “LSA”), among CCMC and the Co-owners. The LSA was previously amended by a First Amendment to Lignite Sales Agreement dated as of January 30, 2014 between CCMC and the Co-owners (the “First Amendment”) (the LSA, as amended by the First Amendment and the Second Amendment, is referred to herein as the “Amended LSA”). Also on March 16, 2015, The North American Coal Corporation ("NACoal"), a subsidiary of the Company and CCMC’s parent company, entered into an Agreement with the Co-owners.

The Second Amendment clarifies the obligations of the parties to the Amended LSA in connection with loans and leases between CCMC and its lenders. Under the Second Amendment, during any period between
December 31, 2016 and the date on which CCMC makes initial deliveries of lignite, the Co-owners have agreed to pay the following costs of production as advance payments for lignite: depreciation and amortization charges on capital assets and CCMC’s obligations under its loans and leases. CCMC and the Co-owners are to agree to an amortization schedule for each loan provided by any of CCMC’s lenders in respect of a dragline, fixed capital assets, rolling stock and working capital, together with obligations relating to default interest, debt yield maintenance premium and any other amounts arising as a result of any optional prepayment, termination or default of or under CCMC’s loans and leases.

In the event the Amended LSA terminates prior to the expiration of its term or the production period terminates prior to December 31, 2040 and the Co-owners purchase from NACoal all of the outstanding membership interests of CCMC as required by the Amended LSA, the Co-owners have agreed in the Second Amendment to cause CCMC to satisfy, or (if permitted by CCMC’s applicable lender) assume, all of CCMC’s obligations owed to CCMC’s lenders under its loans and leases. In addition, in the event the Amended LSA is terminated on or after January 1, 2024 by the Co-owners, NACoal agrees in the Agreement to purchase from CCMC the dragline and rolling stock for the net book value of those assets. The Agreement also describes certain circumstances under which NACoal would be obligated for payment of a "make-whole" amount to lenders of CCMC, including in the event such payment would be triggered by CCMC’s default under the Amended LSA.

Pending CCMC’s entry into third party financing for the mine, NACoal loaned amounts to CCMC to fund certain mine development costs.  CCMC anticipates repaying these amounts to NACoal by the end of the first quarter of 2015 as a result of CCMC’s entry into certain third party loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 19, 2015		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
Name: Elizabeth I. Loveman
Title: Vice President and Controller

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